Exhibit 99.2

Fulcrum Therapeutics Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass. – August 15, 2022 – Fulcrum Therapeutics, Inc.® (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today announced the pricing of an underwritten public offering of 9,590,792 shares of its common stock at a public offering price of $7.82 per share. The gross proceeds to Fulcrum from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be $75 million. All shares in the offering are to be sold by Fulcrum. In addition, Fulcrum has granted the underwriters a 30-day option to purchase up to an additional 1,438,618 shares of its common stock. The offering is expected to close on or about August 18, 2022, subject to customary closing conditions.

Goldman Sachs & Co. LLC and SVB Securities are acting as the lead joint book-running managers for the offering. Stifel is acting as an additional book-running manager for the offering. Oppenheimer & Co. Inc. is acting as lead manager for the offering.

The shares are being offered by Fulcrum pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement relating to the offering may be obtained from Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by email at syndicate@svbsecurities.com or by phone at (800) 808-7525, ext. 6105.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s two lead programs in clinical development are losmapimod, a small molecule for the treatment of facioscapulohumeral muscular dystrophy (FSHD), and FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and other hemoglobinopathies, including beta-thalassemia. Fulcrum’s proprietary product engine FulcrumSeek™, identifies drug targets that can modulate gene expression to treat the known root cause of gene mis-expression.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and completion of the public offering. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to fluctuations in Fulcrum’s stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering, as well as the other factors discussed in the “Risk Factors” section in the prospectus supplement and registration statement referenced above and in Fulcrum’s most recently filed Quarterly Report on Form 10-Q, as well as other risks detailed in Fulcrum’s filings with the Securities and Exchange Commission. There can be no assurance that Fulcrum will be able to complete the public offering on the anticipated terms. All information in this press release is as of the date of the release, and Fulcrum undertakes no duty to update this information, even if subsequent events cause its views to change, unless required by law.

Contact:

Dee Smith

Executive Director, Corporate Communications

Fulcrum Therapeutics

dsmith@fulcrumtx.com